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Exhibit 4.6

PRECISION CASTPARTS CORP.

TO

BANK ONE TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 30, 2001

        FIRST SUPPLEMENTAL INDENTURE, dated as of June 30, 2001, between Precision Castparts Corp., a corporation duly organized and existing under the laws of the State of Oregon (herein called the "Company"), having its principal office at 4650 S.W. Macadam Avenue, Suite 440, Portland, Oregon, and Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, a national banking association (herein called the "Trustee"), as Trustee under the Indenture, dated as of December 17, 1997 between the Company and the Trustee.

RECITALS

        The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series as in the Indenture provided.

        The Company has heretofore issued (i) its 6.75% Notes due December 15, 2007, and (ii) its 8.75% Senior Notes due 2005, which Senior Notes were exchanged in a transaction registered under the Securities Act of 1933 for the Company's 8.75% Senior Notes due 2005 (collectively, the "Notes").

        The Notes are the only Securities Outstanding under the Indenture.

        Clause (10) of Section 901 of the Indenture provides that, without the consent of any Holders and when authorized by a Board Resolution, the Company and the Trustee may at any time and from time to time, enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to cure any ambiguity, to correct or supplement any provision in the Indenture which is mistaken or may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action pursuant to such clause, other than with respect to a mistaken provision, shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

        Section 1010 of the Indenture is inconsistent with Section 1008 of the Indenture insofar as (i) Section 1008 generally permits the Company and Restricted Subsidiaries to create, incur, issue, assume or guarantee Debt so long as it is equally and ratably secured with the Outstanding Securities but (ii) Section 1010 generally prohibits the Company and Restricted Subsidiaries from creating, incurring, issuing, assuming or guaranteeing any Debt.

        All things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

        1.    Amendment to the Indenture.    Section 1010 of the Indenture is hereby amended and restated to read in its entirety as follows:

        "Section 1010. Limitation on Debt of Restricted Subsidiaries.

  "Unless otherwise indicated with respect to any series of Securities, the Company agrees as to each series of Securities, that it will not permit any Restricted Subsidiary to create, incur, issue, assume or guaranty any Debt, except: (i) Debt outstanding on the date of the Indenture; (ii) Debt issued to and held by the Company or a wholly-owned Restricted Subsidiary; (iii) Debt created, incurred, issued, assumed or guaranteed by a Person prior to the time the Person became, merges into, or consolidates with such Person and thereby such Person becomes a Restricted Subsidiary (which Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction); (iv) Debt incurred to provide funds for all or part of the cost of acquisition, construction, development or improvement of property, provided that the commitment of the creditor to extend the credit evidenced by such Debt shall have been obtained not later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; (v) Debt which is exchanged for, or the proceeds of which are used to replace or refund, any Debt permitted to be outstanding pursuant to clauses (i) through (iv) above (or any extension or renewal thereof), in an aggregate principal amount not to exceed the principal amount of the Debt so exchanged, replaced or refunded; (vi) guaranties of Debt of the Company and any of its Subsidiaries, whether owned at the time of this Indenture or hereafter acquired, so long as the Outstanding Securities (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be guaranteed equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so guaranteed; and (vii) Debt not otherwise permitted pursuant to clauses (i) through (vi) above that, together with any other outstanding Debt created, incurred, issued, assumed or guaranteed pursuant to this clause (vi), has an aggregate principal amount at any time outstanding that does not exceed 15% of Consolidated Net Tangible Assets."

        2.    Effectiveness.    This First Supplemental Indenture will become operative and binding upon each of the Company, the Trustee and the holders of the Notes as of the day and year first above written.

        3.    Reference to and Effect on the Indenture.    On and after the operative date of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

        4.    Governing Law.    This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        5.    Defined Terms.    Unless otherwise indicated, capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

        6.    Trust Indenture Act Controls.    If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "Act"), as in force at the date this First Supplemental Indenture is executed, the provision required by said Act shall control.

        7.    Trustee Disclaimer.    The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

        8.    Counterparts and Method of Execution.    This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

[Signature Page Follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PRECISION CASTPARTS CORP.
		By	/s/ WILLIAM D. LARSSON
		Name:	William D. Larsson
		Title:	Senior Vice President and Chief Financial Officer
(Corporate Seal)
Attest:	/s/ GEOFF HAWKES Name: Geoff Hawkes Title: Assistant Secretary
BANK ONE TRUST COMPANY, N.A.
		By	/s/ J. MORLAND
		Name:	J. Morland
		Title:	Vice President

STATE OF OREGON	)
	)	ss.:
COUNTY OF MULTNOMAH	)

        On the 8th day of August, 2003, before me personally came William D. Larsson, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of Precision Castparts Corp., one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the Board of Directors of said corporation.

/s/ JEAN C. PENTECOST Notary Public

Official Seal
Name: Jean Pentecost
NOTARY PUBLIC-OREGON
COMMISSION NO. 3459883
MY COMMISSION EXPIRES: June 22, 2005

STATE OF OREGON	)
	)	ss.:
COUNTY OF MULTNOMAH	)

        On the 8th day of August, 2003, before me personally came Geoffrey A. Hawkes, to me known, who, being by me duly sworn, did depose and say that he is Assistant Secretary of Precision Castparts Corp., one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the Board of Directors of said corporation.

/s/ JEAN C. PENTECOST Notary Public
Official Seal Name: Jean Pentecost NOTARY PUBLIC-OREGON COMMISSION NO. 3459883 MY COMMISSION EXPIRES: June 22, 2005

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF COOK	)

        On the 12th day of August, 2003, before me personally came J. Morland, to me known, who, being by me duly sworn, did depose and say that said person is Vice President of Bank One Trust Company, N.A., one of the corporations described herein and which executed the foregoing instrument; that said person knows the seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ DARLA R. COULSON Notary Public, State of Illinois
Official Seal Name: Darla R. Coulson NOTARY PUBLIC, STATE OF ILLINOIS MY COMMISSION EXPIRES: 02/27/2007

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  Exhibit 4.6